Exhibit 10.33

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS CONVERTIBLE PROMISSORY NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS CONVERTIBLE PROMISSORY NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING ARE NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

FORM OF CONVERTIBLE PROMISSORY NOTE

US $2,000,000	As of September 20, 2004

FOR VALUE RECEIVED, Osiris Therapeutics, Inc., a Delaware corporation (the “Company”), having an address of 2001 Aliceanna Street, Baltimore, MD 21231, hereby promises to pay to the order of              (the “Holder”), at the offices of Holder at                              , or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of Two Million U.S. Dollars ($2,000,000) together with premium and accrued unpaid interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1.             Payment Terms. The Company promises to pay to Holder the Final Payment Amount (as hereinafter defined), on September 20, 2008 (“Maturity Date”), unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 3 hereof.  All payments hereunder shall be made in lawful money of the United States of America.  Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

(a)           “Final Payment Amount” means an amount equal to the total unpaid principle of the Note plus any accrued and unpaid interest, plus a premium calculated as follows:  (i) during the first full year of this Note, 5% of the unpaid Principal amount under this Note, (ii) during the second full year of this Note, 10% of the unpaid Principal amount under this Note, (iii) during the third full year of this Note, 15% of the unpaid Principal amount under this Note or (iv) from and after the first business day of the fourth full year of this Note, 20% of the unpaid Principal amount under this Note.

2.             Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of five percent (5%) per annum.  All computations of interest shall be made on the basis of a 365-day year for actual days elapsed.  Such interest shall be accrued over the lifetime of the Note and be due and payable on the Maturity Date, the Redemption Date or the Conversion Date (as hereinafter defined). At the Holder’s option, interest is either payable in cash or a number of Common Stock calculated according to the Note Conversion Rate.

3.             Conversion of this Note.

(a)           Conversion.  This Note shall automatically be converted into shares of the Company’s common stock (“Common Stock”) at the Note Conversion Rate (hereinafter defined) as hereinafter provided upon the closing of a firm commitment underwritten public offering of the Company of not less than USD 20 million (such closing an “IPO”) or anytime at the option of the holder.  The date of such IPO or the date the Company receives notice of the Holder exercising its option to convert this Note, the “Conversion Date”.

(b)           Note Conversion Rate; Conversion Price.  The number of shares of Common Stock to which Holder shall be entitled upon such conversion specified in Section 3(a) above shall be equal to the product of:  the Principal amount outstanding under this Note on the Conversion Date, divided by USD 1.50 (“Note Conversion Rate”).  The conversion price payable by Holder upon any such conversion hereunder shall be zero (0).

(c)           Mechanics of Automatic Conversion.  Upon the occurrence of the event specified in Section 3(a) above, this Note shall be converted into Common Stock automatically without any further action by Holder; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion of this Note (“Conversion Shares”) unless the original of this Note is delivered to the Company, or Holder notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holder executes an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note.  Upon surrender by Holder to the Company of the original of this Note at the office of the Company, there shall be issued and delivered to Holder promptly at such office and in Holder’s name as shown on the original of this Note, a certificate or certificates for the applicable number of Conversion Shares on the Conversion Date.

(d)           Conversion Calculations; No Fractional Shares.  Conversion calculations pursuant to this Section 3 shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.  Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4.             Subordination.  The indebtedness evidenced hereby is subordinate in right of payment to all existing and future bank indebtedness, including lease and equipment finance obligations, as well as all other indebtedness designated as superior to that contemplated herein.  The indebtedness represented hereby is senior in right of payment to all classes and series of the Company’s capital stock.  The indebtedness represented hereby is pari passu with any and all convertible debt securities issued by the Company.

5.             Redemption.  This Note may be redeemed by the Company at any time by payment of the entire Final Payment Amount, in cash to Holder.  The Company must provide notice to Holder not less than thirty (30) days prior to effecting such redemption, the date such redemption is effected, the “Redemption Date”.  During the period from providing of such notice to Holder and the Redemption Date, the Company may cancel such redemption by providing notice of such cancellation to Holder and the Holder can still exercise his option to convert the Note into Common Stock according to Section 3.

6.             Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.             Representations, Warranties and Covenants of Holder.  Holder represents and warrants to the Company, and agrees, as follows:

(a)           This Note and any Conversion Shares issuable upon conversion of this Note are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(b)           Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(c)           Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder’s investment in the Company; Holder has been provided all necessary and appropriate information about the Company to make an informed investment decision with respect to this Note; has been provided the opportunity to make all necessary and appropriate inquiries of the Company regarding Company’s business and associated risks, and Company has complied with all such requests; and Holder is able financially to bear the risk of losing Holder’s full investment in this Note.

(d)           Holder understands that this Note and any Conversion Shares (except in the case of Conversion Shares issued upon the occurrence of an IPO) have not been and will not be registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.  Prior to any proposed transfer of this Note or any Conversion Shares (except in the case of Conversion Shares issued upon the occurrence of an IPO), Holder shall, among other things, given written notice to the Company of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 7 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws.  Each certificate for any Conversion Shares (except in the case of Conversion Shares issued upon the occurrence of an IPO) shall bear a legend identical to that set forth on Page 1 of this Note.

8.             Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital or other general corporate purposes.

9.             No Waiver in Certain Circumstances.  No course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

10.           Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

11.           No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful.  In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

12.           Security Interest.  The Company’s obligations under this Note are secured by a grant of a security interest to Holder in all tangible and intangible assets of Company for which Company retains sole title as of the date of this Note (the “Collateral”).  The security interest is subject to the collaboration agreements between Boston Scientific Corporation and the Company.  The Collateral includes all equipment, fixtures, intellectual property (including patents), cash and cash equivalents, software, personal property, and receivables.  Notwithstanding anything to the contrary herein all (a) leases and other contracts, (b) licenses (including to software and intellectual property), (c) the Company’s rights under such leases, other contracts and licenses and (d) any property that is the subject of such leases, other contracts and licenses, shall not constitute Collateral pursuant to this Note.  In the case Company fails to materially perform its repayment obligations under this Note, and such default is continuing (“Default”), the Holder may exercise, without further notice, all rights and remedies under this Note or are otherwise available at law.  In the case of such Default, the Holder will give the Company not less than 30 business days prior written notice of its intended disposition of the collateral, provided, however, if Company cures such Default prior to expiration of such notice period, Default will be not deemed to have occurred and Holder shall have no rights to the Collateral.  For the purpose of enforcing any and all rights and remedies under this Agreement, the Holder may (i) require the Company to, upon Holder’s reasonable request, assemble all or any part of the Collateral as directed by the Holder and make it available at the Company’s headquarters, (ii) to the extent permitted by applicable law, enter, without breach of the peace, any premise where any such Collateral is or may be located and, reasonably seize and remove such Collateral from such premises, (iii) direct the Company to reasonably provide relevant information from the Company’s books and records relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer the Collateral, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Holder deems reasonably appropriate.  Notwithstanding anything to the contrary herein, the Security Interest granted hereby is expressly limited to the Final Payment Amount outstanding under this Note and Holder shall exercise the foregoing rights in such a fashion so as to minimize disruption to Company and its business operations and only to the extent necessary to recover such unpaid Final Payment Amount.  The Holder and the Company shall work in good faith to effectuate the intent of the previous sentence.  The security interest provided hereby shall expire upon the payment in full of the Final Payment Amount or the occurrence of the Conversion Date.  Holder will execute any documents or instruments the Company may reasonably request to evidence such expiration.

13.           Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Company and Holder.  This Note may not be assigned by Holder without the prior written consent of the Company.  The Company and Holder each hereby submits to personal jurisdiction in the State of Maryland, consents to the jurisdiction of any competent state or federal district court sitting in the City or County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

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IN WITNESS WHEREOF, the undersigned have caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written.

Osiris Therapeutics, Inc.

By:

Name:  C. Randal Mills

Title:    President and CEO